Exhibit 99.1

Tilray, Inc. Completes Merger With Privateer Holdings, Inc.

December 13, 2019

NANAIMO, British Columbia—(BUSINESS WIRE)—Dec. 13, 2019— Tilray, Inc. (“ Tilray” or the “Company”) (Nasdaq:TLRY), a global pioneer in cannabis research, cultivation, production and distribution, today announced that the merger with Privateer Holdings, Inc. (“Privateer”), closed on December 12, 2019.

Mark Castaneda, Chief Financial Officer of Tilray, said: “We appreciate the long-term confidence that Privateer has in the Tilray business and we look forward to having their investors as part of our stockholder base. We believe this transaction will give Tilray greater control and operating flexibility, while allowing us to effectively manage our public float.”

Pursuant to the merger, all of Privateer’s capital stock outstanding immediately prior to the effective time of the merger (excluding certain shares) were cancelled and automatically converted solely into the right to receive the applicable portion of an aggregate shares of Tilray Class 2 common stock and shares of Tilray Class 1 common stock (inclusive of shares of Tilray Class 2 common stock held in escrow for contingent release to Privateer’s stockholders) issuable as consideration in merger. Tilray did not pay any cash consideration in connection with the merger.

As previously disclosed, each Privateer equity holder who received the shares of Tilray stock in the merger is subject to a lock-up allowing for the sale of such shares only under certain circumstances over a two-year period. During the first year following the closing of the merger, shares will be released only pursuant to certain offerings or sales arranged by and at the discretion of Tilray. At the end of the first year, to the extent not already released at Tilray’s discretion as a result of the aforementioned offerings or sales, 50 percent of the total shares subject to the lock-up will be released. Over the course of the second year following closing, the remaining shares will be subject to a staggered release in four equal quarterly increments.

About Tilray®

Tilray is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients and consumers in 13 countries spanning five continents.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward- looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions and includes statements regarding future sales of Tilray stock. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment and future approvals and permits. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 13, 2019, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

View source version on businesswire.com: https://www.businesswire.com/news/home/20191213005056/en/

Source: Tilray, Inc.

Media: Chrissy Roebuck, +1-833-206-8161, news@tilray.com

Investors: Rachel Perkins, +1-646-277-1221, rachel.perkins@icrinc.com